                                                                      EXHIBIT 21

                                 TUBOSCOPE INC.
                               DECEMBER 31, 1999


Tuboscope Inc. (US--DE)
 Gauthier Brothers Rentals, Inc.  (US--CA)
   CTI --Canadian branch
 Brandt Interests Inc. (80%--US--DE)
   Brandt Energy Environmental LP (1% US--TX)
 TVI Holdings LLC (US--DE)
   Tubo-FGS LLC (US--DE)
     Star Sudamtex SA (50%--Venezuela )
   Fiber Glass Holding LLC (US--DE)
     Fiber Glass Systems LP (US--TX)
     Brandt Energy Environmental LP (79.2%--US--TX)
     Tuboscope Vetco International LP (US--TX)
       Tuboscope I/P Inc. (US--DE)
       Tuboscope Vetco International (Colombia) --Colombia branch
       Tuboscope Vetco do Brasil Equipamentos e Servicos Ltda (Brazil) Tuboscope Vetco (Thailand) Ltd. (Thailand)
       Tuboscope Vetco Moscow Ltd. (Russia)
       Tuboscope Vetco Export Sales Corp (FSC--Barbados)
       Tuboscope Vetco Services (Panama) Inc.
         Tuboscope Vetco Services (Panama) Inc. --Abu Dhabi branch
         Tuboscope Vetco Services (Panama) Inc. --Kuwait branch
         Tuboscope Vetco Services (Panama) Inc. --Singapore branch
         Tuboscope Vetco (Nigeria) Ltd. (40%--Nigeria)
       Tuboscope Overseas Corp. S.A. (Switzerland)
       Vetco Enterprises AG (Switzerland)
         Tuboscope Vetco Osterreich GmbH (Austria)
         Vetco Saudi Arabia Ltd. (P/S--45%)
         Tuboscope Vetco (Deutschland) GmbH (Germany)
           Tuboscope Vetco (Deutschland) GmbH (Germany) --Bahrain branch Tuboscope Vetco (Deutschland) GmbH (Germany) --France branch Tuboscope Vetco (Deutschland) GmbH (Germany) --Oman branch Tuboscope Vetco (Deutschland) GmbH (Germany) --Netherlands branch Tuboscope Vetco (Deutschland) GmbH (Germany) --Egypt branch Tuboscope Vetco Technology GmbH (Germany)
             Tuboscope Vetco Technology GmbH (Germany) --Italy branch Tuboscope Vetco Technology GmbH (Germany) --Russia branch
           Tuboscope Vetco (Brunei) SDN.BDH (49%)
           Vetco Abu Dhabi (P/S--United Arab Emirates--45%)
           Vetco Coating GmbH (Germany)
        Tuboscope Vetco de Argentina, S.A. (Argentina)
        Tuboscope Vetco Canada Inc. (Canada)
          Tuboscope Pipeline Services Canada Inc. (Canada)
          Tuboscope (Far East) Pte Ltd. (Singapore)
            Pesaka Inspection Services SDN.BDH (49%-Malaysia)
            Tuboscope Far East Pte Ltd.--Australia branch

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                                                          EXHIBIT 21 (Continued)

         Cut Rite Tubular Services Ltd. (Canada)
         Geo-Ray (Canada)
       Tuboscope Norge AS (Norway)
         Petas A/S (Norway)
           Petas NDT A/S
           Petas Agotnes A/S
           Petas Stavanger A/S
           Petas Floro A/S
           Petas Kristiansund A/S
       CTES (P/S--25% )
       Baytron Inc. (US--LA)
       Tulsa Equipment Manufacturing Co (US--OK)
       Viking Highlander Inc. (US--TX)
       Hydrolex Inc. (US--TX)
       Tuboscope Services de Bolivia S.A. (Bolivia)
         Brandt Servicios de Petroleros S.A. (Peru)
       Wadeco Oilfield Services Ltd. (Canada)
       Tuboscope Pipeline Services Inc. ( 83%--US--TX)
         Vetco Pipeline Services Inc. (US--TX)
            Vetco Pipeline Services Ltd. (Canada)
            Tuboscope Vetco Mexico S.A. de C.V. (Mexico)
       MSD Inc. (US--LA)
         MSD Norway--Norway branch
         MSD UK Ltd. (UK)
         MSD de Venezuela C.A. (Venezuela)
       Tuboscope Vetco (France) S.A. (France)
       Texas Oil Tools Inc. (US--NV)
       Tuboscope MECL (Trinidad) Ltd. (50% P/S)
       Tube-Kote Inc. (US--TX)
       Pacific Inspection Company (US--CA)
 Tuboscope (Holdings US) Inc (US--DE)
   Tuboscope Holdings Ltd. (UK)
     Chargewood Ltd (UK)
     Tuboscope UK Ltd. (UK)
       Tuboscope Vetco (UK) Ltd. (UK)
       EPI UK Ltd. (UK)
       Enaco Pte. (UK)
       Tuboscope Vetco Capital Ltd. (UK)
       SSR Ltd. (UK)
       The Brandt Company (UK) Ltd.
       Enaco Mudcat Systems Ltd. (UK)
       Pump Systems Ltd. (UK)
       Pressure Control Engineering Ltd. (UK)
     Tuboscope Pipeline Services Ltd. (UK)
      Tuboscope Pipeline Services Inc. (17%--US--TX)
       Linalog Ltd. (UK)
     Weston Oilfield Engineering Ltd. (UK)

   Environmental Procedures Inc. (US--DE)
     Advanced Wirecloth Inc. (US--LA)
     Tuboscope SA de CV  (Mexico)
     EPI --Ecuador branch
     EPI --Columbia branch
   Drexel Oilfield Services WLL (49% Dubai, UAE)
   Tuboscope Brandt SA (Venezuela)
   Brandt Company de Argentina SA (Argentina)
   Screen Mfg. Company Ltd. (Trinidad)
   Venwell International Inc. (US--TX)
     Venwell International Inc --Trinidad branch
 Hydra Rig, Inc. (US--TX)
 Eastern Oil Tools Pte. Ltd.(Singapore)
   Eastern Oil Tools Pte. Ltd. (Australia)
 Drexel Oilfield Services BDN (Malaysia)